Exhibit 99.2

Zep Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except share and per-share data and as indicated)

Zep Inc. (“Zep” or the “Company”) completed the acquisition of Vehicle Care Division, a component of Ecolab Inc. (“EVC”), effective December 1, 2012 (“Closing Date”), for approximately $116.9 million in cash, subject to post-closing working capital adjustments. EVC provides vehicle care products, including soaps, polishes, sealants, wheel and tire treatments and air fresheners to professional car washes, convenience stores, auto detailers, and commercial fleet wash customers. EVC accesses customers through the direct and distribution channels, and provides car, truck and fleet wash operators high efficacy products for their wash tunnels and facilities.

The acquisition of EVC was consummated pursuant to an asset purchase agreement (the “Asset Purchase Agreement”) that was previously disclosed on a Current Report on Form 8-K that the Company filed with the Securities and Exchange Commission on October 17, 2012. Pursuant to the terms of the Asset Purchase Agreement, the Company purchased from Ecolab Inc. (the “Seller”) its right, title and interest in and to the assets, properties and rights of the Seller that were used primarily or exclusively in EVC, but excluding, among other things, (i) all cash, cash equivalents, short-term instruments and all similar types of investments of EVC; (ii) real property of the Seller; (iii) any production equipment of the Seller; (iv) certain contracts; and (v) certain rights to intellectual property, patents and trademarks.  In addition, subject to certain exceptions, the Company assumed (i) liabilities under the contracts assigned as part of the Asset Purchase Agreement; (ii) accrued customer rebates related to EVC exclusively or primarily from the operations of EVC in the ordinary course of business prior to the Closing Date (but only to the extent the same are accrued on a final closing balance sheet); and (iii) all liabilities under warranties given by the Seller in the ordinary course of business prior to the Closing Date and obligations with respect to certain product returns.

The following Unaudited Pro Forma Condensed Combined Balance Sheet as of November 30, 2012 and the following Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended August 31, 2012 and for the three months ended November 30, 2012 are based on the historical financial statements of Zep and EVC after giving effect to both the acquisition of EVC by Zep and certain adjustments made in accordance with purchase accounting and pro forma presentation rules.  These adjustments have been made solely for providing the Unaudited Pro Forma Condensed Combined Financial Statements required pursuant to Item 9.01(b) of Form 8-K. The acquisition and related adjustments are described further within the accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

The Unaudited Pro Forma Condensed Combined Financial Statements were prepared using the acqusition method of accounting with Zep treated as the acquiring entity. Accordingly, the aggregate value of the consideration paid by Zep to complete the acquisition has been allocated to the assets acquired and liabilities assumed from EVC based upon their estimated fair values on the acquisition date. Zep estimated the fair value of EVC’s assets and liabilities based on discussions with EVC’s management, due diligence, and preliminary work performed by third-party valuation specialists.

As of the date of this Form 8-K/A, Zep has not completed the detailed valuations necessary to estimate the fair value of the assets acquired and the liabilities assumed from EVC and the related allocations of purchase price, nor has Zep identified all adjustments necessary to conform EVC’s accounting policies to Zep’s accounting policies. Additionally, a final determination of the fair value of assets acquired and liabilities assumed from EVC will be based on the actual net tangible and intangible assets and liabilities of EVC that existed as of the acquisition date. Therefore, the pro forma purchase price adjustments presented herein are preliminary, and may not reflect final purchase price adjustments. Increases or decreases to the balances reflected within the financial statements contained herein may be necessary as the Company finalizes its application of purchase accounting rules to this acquisition, and the resulting adjustments may be material.

These Unaudited Pro Forma Condensed Combined Financial Statements have been developed from, and should be read in conjunction with, (1) the unaudited interim consolidated financial statements of Zep contained in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended November 30, 2012, (2) the audited consolidated financial statements of Zep contained in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2012, and (3) the audited combined financial statements of EVC as of and for the nine months ended September 30, 2012, which have been filed as Exhibit 99.1 to this Current Report on Form 8-K/A.  Prior to the acquisition, EVC was a division of a publicly traded company whose fiscal year ended at the close of each calendar year.  Certain of the historical financial information of EVC included within the Unaudited Condensed Combined Financial Statements has been subjected to neither audit nor review procedures conducted by an independent registered public accounting firm. The Unaudited Pro Forma Condensed Combined Financial Statements are provided for informational purposes only and do not purport to represent Zep’s actual consolidated results of operations or consolidated financial position had the acquisition occurred on the dates assumed, nor are these financial statements necessarily indicative of Zep’s future consolidated results of operations or consolidated financial position.

Zep expects to incur costs and realize benefits associated with integrating the operations of Zep and EVC.  The Unaudited Pro Forma Condensed Combined Financial Statements do not reflect the costs of any integration activities or any benefits that may result from operating efficiencies or revenue synergies.

Zep Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

	Historical				Unaudited Condensed
	Unaudited Zep Inc. As of 11/30/2012	Audited EVC as of 9/30/2012	Pro Forma Adjustments		Combined Pro Forma as of 11/30/2012
ASSETS
Current Assets:
Cash and cash equivalents	$3,916	$—			$3,916
Accounts receivable, net	86,753	8,707	(1,035	)(a)	94,425
Inventories	76,790	2,197	(2,197	)(a)	76,790
Deferred income taxes	6,737	—			6,737
Prepayments and other current assets	25,111	448	(410	)(a)	25,149

Total Current Assets	199,307	11,352	(3,642)		207,017

Property, Plant, and Equipment, net	82,346	3,079	(71	)(a)	85,354

Other Assets:
Intangible assets	64,739	8,274	(8,274	)(a)	134,939
			70,200	(b)
Goodwill	84,702	17,144	(17,144	)(a)	121,643
			36,941	(c)
Deferred income taxes	1,009	549	(549	)(a)	1,009
Restricted cash	116,916	—	(116,916	)(d)	—
Other long-term assets	5,643	—	303	(a)	5,946

Total Other Assets	273,009	25,967	(35,439)		263,537

Total Assets	$554,662	$40,398	$(39,152)		$555,908

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current maturities of long-term debt	$15,000	$—			$15,000
Accounts payable	57,658	3,110	(3,110	)(a)	57,658
Accrued compensation	17,856	1,447	(1,447	)(a)	17,856
Other accrued liabilities, current	25,223	2,309	(1,556	)(a)	25,976

Total Current Liabilities	115,737	6,866	(6,113)		116,490

Long-Term Debt	237,645	—	—		237,645

Deferred Income Taxes	8,651	4,968	(4,968	)(a)	8,651

Self-Insurance Reserves, less current portion	2,954	—	—		2,954

Other accrued liabilities, long-term	17,550	—	493	(a)	18,043

Stockholders’ Equity	172,125	28,564	6,573	(a)	172,125
			(35,137	)(e)
Total Liabilities and Stockholders’ Equity	$554,662	$40,398	$(39,152)		$555,908

The accompanying notes are an integral part of the Unaudited Pro Forma Condensed Combined Financial Statements.

Zep Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

(in thousands except for per share data)

	Historical
	Audited Zep Inc. 8/31/2012	Audited EVC Nine Months Ended 9/30/2012	Unaudited EVC Three Months Ended 12/31/2011	Unaudited EVC Twelve Months Ended 9/30/2012	Pro Forma Adjustments		Unaudited Condensed Combined Pro Forma 8/31/2012
Net Sales	$653,533	$50,803	$15,123	$65,926			$719,459
Cost of Products Sold	352,737	24,841	7,636	32,477	(1,190	)(f)	384,024

Gross Profit	300,796	25,962	7,487	33,449	1,190		335,435
Selling, Distribution, and Administrative Expenses	260,806	19,458	6,227	25,685	4,156	(b)	288,090
		(785)		(785)	(1,772	)(f)

Acquisition and Integration Costs	1,210	785	—	785	(785	)(h)	1,210
Loss on Disposal of Fixed Assets	500	—	—	—			500

Operating Profit	38,280	6,504	1,260	7,764	(409)		45,635
Other Expense:
Interest expense, net	5,493	—	—	—	4,327	(g)	9,820
Bargain purchase gains from business combinations	(2,095)	—	—	—			(2,095)
Miscellaneous expense, net	1,046	21	24	45			1,091

Total Other Expense	4,444	21	24	45	4,327		8,816

Income (Loss) before Provision for Income Taxes	33,836	6,483	1,236	7,719	(4,736)		36,819
Provision for Income Taxes	11,927	2,153	411	2,564	(1,675	)(i)	12,816

Net Income (Loss)	$21,909	$4,330	$825	$5,155	$(3,061)		$24,003

Earnings Per Share:
Basic Earnings per Share	$1.00						$1.10

Basic Weighted Average Number of Shares Outstanding	21,768						21,768

Diluted Earnings per Share	$0.98						$1.08

Diluted Weighted Average Number of Shares Outstanding	22,166						22,166

Dividends Declared per Share	$0.16						$0.16

The accompanying notes are an integral part of the Unaudited Pro Forma Condensed Combined Financial Statements.

Zep Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

(in thousands except for per share data)

	Historical
	Unaudited Zep Inc. Three Months Ended 11/30/2012	Unaudited EVC Three Months Ended 9/30/2012	Pro Forma Adjustments		Unaudited Condensed Combined Pro Forma Three Months Ended 11/30/2012
Net Sales	$158,026	$16,417			$174,443
Cost of Products Sold	83,064	7,796	(298	)(f)	90,562

Gross Profit	74,962	8,621	298		83,881
Selling, Distribution, and Administrative Expenses	66,791	7,013	1,039	(b)	73,615
		(785)	(443	)(f)

Acquisition and Integration Costs	1,245	785	(1,276	)(h)	754

Operating Profit (Loss)	6,926	1,608	978		9,512
Other Expense (Income):
Interest expense (income), net	1,245	—	1,120	(g)	2,365
Loss on foreign currency transactions	18	—	—		18
Miscellaneous expense (income), net	138	(9)	—		129

Total Other Expense (Income)	1,401	(9)	1,120		2,512

Income (Loss) before Provision for Income Taxes	5,525	1,617	(142)		7,000
Provision for Income Taxes	2,044	537	(39	)(i)	2,542

Net Income (Loss)	$3,481	$1,080	$(103)		$4,458

Earnings Per Share:
Basic Earnings per Share	$0.16				$0.20

Basic Weighted Average Number of Shares Outstanding	21,869				21,869

Diluted Earnings per Share	$0.16				$0.20

Diluted Weighted Average Number of Shares Outstanding	22,218				22,218

Dividends Declared per Share	$0.16				$0.16

The accompanying notes are an integral part of the Unaudited Pro Forma Condensed Combined Financial Statements.

Zep Inc.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except share and per-share data and as indicated)

Note 1: Description of Acquisition and Basis of Pro Forma Presentation

Zep completed the acquisition of EVC effective December 1, 2012, for approximately $116.9 million in cash, subject to post-closing working capital adjustments. EVC provides vehicle care products, including soaps, polishes, sealants, wheel and tire treatments and air fresheners to professional car washes, convenience stores, auto detailers, and commercial fleet wash customers. EVC accesses customers through the direct and distribution channels, and provides car, truck and fleet wash operators high efficacy products for their wash tunnels and facilities.

The acquisition of EVC was consummated pursuant to an asset purchase agreement (the “Asset Purchase Agreement”) that was previously disclosed on a Current Report on Form 8-K that the Company filed with the Securities and Exchange Commission on October 17, 2012. Pursuant to the terms of the Asset Purchase Agreement, the Company purchased from Ecolab Inc. its right, title and interest in and to the assets, properties and rights of the Seller that were used primarily or exclusively in EVC, but excluding, among other things, (i) all cash, cash equivalents, short-term instruments and all similar types of investments of EVC; (ii) real property of the Seller; (iii) any production equipment of the Seller; (iv) certain contracts; and (v) certain rights to intellectual property, patents and trademarks.  In addition, subject to certain exceptions, the Company assumed (i) liabilities under the contracts assigned as part of the Asset Purchase Agreement; (ii) accrued customer rebates related to EVC exclusively or primarily from the operations of EVC in the ordinary course of business prior to the Closing Date (but only to the extent the same are accrued on a final closing balance sheet); and (iii) all liabilities under warranties given by the Seller in the ordinary course of business prior to the Closing Date and obligations with respect to certain product returns.

The accompanying Unaudited Pro Forma Condensed Combined Financial Statements were prepared in accordance with applicable purchase accounting and pro forma presentation rules. The acquisition method of accounting requires an acquisition’s purchase price to be allocated among net tangible and intangible assets based on their acquisition date estimated fair values.  The excess of the purchase price over the net tangible and intangible assets is recorded as goodwill, which Zep defines as an asset representing the future economic benefits arising from other assets acquired in a business combination that are not individually identified and separately recognized, including expected synergies from the acquisitions. Zep has made a preliminary allocation of the estimated purchase price using estimates described in the introduction to these Unaudited Pro Forma Condensed Combined Financial Statements as follows:

Accounts receivable, and other current assets	$6,248
Property, plant and equipment	2,882
Other assets	228
Other liabilities assumed	(931)
Total net tangible assets:	$8,427

Amortizable intangible assets
Customer relationships	54,500
Technology (patents and formulations)	4,700
Trademarks	11,000
Goodwill	38,289
Total preliminary estimated purchase price allocation	$116,916

Of the total EVC purchase price, a preliminary estimate of approximately $59.2 million has been allocated to amortizable intangible assets acquired and a preliminary estimate of approximately $8.4 million has been allocated to tangible net assets assumed in connection with the acquisition.  The amortization related to the amortizable intangible assets is reflected as a pro forma adjustment to the Unaudited Pro Forma Condensed Combined Statements of Operations as described in Note 2 to these Unaudited Pro Forma Condensed Combined Financial Statements.

The Unaudited Pro Forma Condensed Combined Balance Sheet gives effect to the acquisition as if it had occurred on November 30, 2012 and includes estimated pro forma adjustments for the preliminary valuations of net assets acquired and liabilities assumed. These adjustments are subject to further revision should additional information become available and pending the outcome of additional analyses currently underway. The Unaudited Pro Forma Condensed Combined Statements of Operations give effect to the acquisition as if it had occurred at the beginning of the periods presented therein. The Unaudited Pro Forma Condensed Combined Financial Statements do not reflect the costs of any integration activities or benefits that may result from operating efficiencies or revenue synergies that may result from the acquisition.

Note 2: Pro Forma Adjustments

Zep will incur certain material, non-recurring charges in the months following the acquisition.  For example, in connection with the acquisition of EVC, the Company entered into a transition services agreement (the “TSA”) with the Seller.  Beginning December 1, 2012, the Company will begin incurring costs related to the TSA, which it expects will total approximately $1.8 million to $2.0 million on an annual basis until such time that the integration and transition from the Seller is complete and services provided under the TSA are no longer needed by the Company.  Ultimate costs incurred in connection with the TSA will vary depending upon Zep’s usage of the Seller’s services and the duration of that usage.  Additionally, Zep anticipates that it will incur integration-related professional and consulting fees that could range between $1.0 million and $1.5 million in the months that follow the acquisition.  Pursuant to pro forma disclosure rules, the Unaudited Pro Forma Condensed Combined Financial Statements have not been adjusted for prospective TSA expenses, professional fees, or other costs, which may be significant, that Zep will incur subsequent to the acquisition but that will not recur once the integration of EVC is complete. These estimates of professional, consulting and TSA-related fees do not reflect the total anticipated costs or benefits of the broader integration effort.

Adjustments that are reflected in the Unaudited Pro Forma Condensed Combined Financial Statements include the following:

(a)         Adjustments to exclude assets that Zep did not acquire and liabilities that Zep did not assume pursuant to the Asset Purchase Agreement.

(b)         An adjustment of $70.2 million to record the preliminary estimated fair value of identifiable intangible assets acquired in the acquisition.  As a result of this adjustment, incremental amortization expense for the year ended August 31, 2012 and the three months ended November 30, 2012 is estimated to approximate $4.2 million and $1.0 million, respectively.  The total estimated fair values and useful lives of EVC’s identifiable intangible assets are as follows:

		Estimated
	Estimated	Useful Life
	Fair Value	(Years)
Customer relationships	$54,500	15
Technology (patents and formulations)	4,700	9
Trademarks	11,000	Indefinite
	$70,200

Zep Inc.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(Dollar amounts in thousands, except share and per-share data and as indicated)

(c)          A $36.9 million adjustment to record goodwill in accordance with purchase accounting rules.

(d)         An adjustment of $116.9 million to record the purchase consideration exchanged for EVC and the reduction of the related restricted cash balance.  The ultimate purchase price is subject to post-closing working capital adjustments that are not yet final.

(e)          A $35.1 million adjustment to eliminate EVC’s entire historical equity pursuant to both the Asset Purchase Agreement and purchase accounting rules.

(f)           Adjustments to exclude costs associated with assets that Zep did not acquire and liabilities that Zep did not assume pursuant to the Asset Purchase Agreement.   The audited historical financial statements of EVC reflect assumptions and estimates that were made to present EVC’s assets, liabilities, and their related costs on a stand-alone basis.   These estimates and assumptions include expense allocations for corporate and other functions historically provided by the Seller to EVC.  Zep did not acquire the personnel, processes, and systems underlying these functions, and, therefore, the Company recorded pro forma adjustments to remove from the condensed combined financial statements costs related to these functions.  The expenses reflected within EVC’s audited historical financial statements also include the costs of certain compensatory benefits and related programs that Zep did not acquire.  Therefore, the Company also recorded adjustments to remove related costs from the condensed combined financial statements.

As a result of these adjustments, cost of products sold and selling, distribution and administrative expenses were reduced $1.2 million and $1.8 million, respectively, for the year ended August 31, 2012.  Cost of products sold and selling, distribution and administrative expenses were reduced $0.3 million and $0.4 million, respectively, for the three months ended November 30, 2012.

(g)          Zep financed the purchase of EVC using its 2010 Credit Facility, and it expects total gross interest expense to range between $9.0 million and $10.0 million in the first full year following the acquisition.  The Company prepared the Unaudited Pro Forma Condensed Combined Statements of Operations assuming that the purchase of EVC was consummated on the first day of each period presented.  Therefore, an adjustment of $4.3 million and $1.1 million is necessary to reflect the amount of incremental interest expense the Company anticipates incurring during the twelve and three-month periods presented, respectively.

(h)         A $0.8 million adjustment in both the year ended August 31, 2012 and the three months ended November 30, 2012, to eliminate advisory, legal and other costs directly attributable to the acquisition but that were incurred by EVC prior to the acquisition’s closing and that are not expected to have a continuing impact on the combined results subsequent to its closing.  A $0.5 million adjustment in the three months ended November 30, 2012, to eliminate advisory, legal, and other costs directly attributable to the acquisition but that were incurred by Zep prior to the acquisition’s closing and that are not expected to have a continuing impact on the combined results subsequent to its closing.

(i)             Adjustments reflect the tax effect of the aggregated pro forma adjustments using the appropriate statutory tax rates.